                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS WARRANT AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT MAY BE ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

      WARRANT TO PURCHASE 160,000 SHARES OF COMMON STOCK

                              DATE: OCTOBER 1, 2004

      1. GRANT OF WARRANT.

            1.1 SinoFresh HealthCare, Inc., a Florida corporation (the "Company"), hereby agrees that Ed McMahon, or registered assigns thereof (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company One Hundred Sixty Thousand (160,000) fully paid and non-assessable shares of Common Stock, at a price of $0.29 per share (the "Exercise Price"). Holder may purchase said shares commencing on the date that is twelve months from and including the date above-written (the "Vesting Date") up until 5:00 p.m. Eastern Time, on September 30, 2010 (60 months from and including the Vesting Date) (the "Expiration Date").

            1.2 The term "Common Stock" means the Common Stock, no par value per share, of the Company as constituted on the date hereof, together with any other equity securities that may be issued by the Company in substitution therefore. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Shares." The term "Company" means and includes the Company as well as (i) any successor corporation resulting from the merger or consolidation of such corporation with another corporation, or (ii) any corporation to which such corporation has transferred its property or assets as an entirety or substantially as an entirety.

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      2. EXERCISE OF WARRANT.

            2.1 EXERCISE PERIOD. Subject to the limitations set forth in Section 5 below, this Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on the Vesting Date and expiring at 5:00 p.m. Eastern Time on the Expiration Date or, if such day is a day on which banking institutions in Florida are authorized by law to close, then on the next succeeding day that shall not be such a day.

            2.2 CASH PAYMENT. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), by presentation and surrender of this Warrant to the Company at its principal office with the Election to Purchase Form attached hereto duly executed for the number of shares specified in such form. The Exercise Price for the Warrant Stock shall be paid in cash or by check and shall be delivered to the Company concurrently with the Election to Purchase Form.

            2.3 NET EXERCISE ISSUE. Notwithstanding the foregoing, in lieu of payment to the Company as set forth in Section 2.2 above, the Holder may convert this Warrant, in whole or in part (but not as to fractional shares), into the number of Warrant Shares determined by dividing (i) the aggregate Fair Market Value of the number of Warrant Shares issuable upon the proposed exercise of this Warrant (on an as converted basis) minus the aggregate Exercise Price of the number of Warrant Shares issuable upon the proposed exercise of this Warrant by (ii) the Fair Market Value of one Warrant Share. "Fair Market Value" shall mean: (A) if the Company's Common Stock is quoted or traded on NASDAQ National Market System, NASDAQ SmallCap Market, or a national securities exchange, the average closing price of the Warrant Shares reported for the ten (10) business days immediately before the Holder delivers its Notice of Exercise to the Company, or if there have been no sales on any such business day, the average of the bid and asked prices on such business day; (B) if instead the Company's Common Stock is quoted on the OTC Electronic Bulletin Board or other interdealer quotation service, the average of the bid and asked prices for the ten (10) business days immediately before the Holder delivers its Notice of Exercise to the Company; and (C) at all other times, the fair market value of the Warrant Shares as determined in good faith by the Board of Directors of the Company.

            2.4 MISCELLANEOUS. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.

      3. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery all shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon exercise in compliance with the terms of this Warrant, shall be validly issued, fully paid and non-assessable.

      4. RESTRICTIONS ON EXERCISE AND TRANSFER.

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            4.1 EXERCISE. As a condition to the exercise hereof, the Holder shall make any truthful representation or warranty reasonably required to facilitate the application of any exemption(s) from federal and state registration requirements in connection therewith.

            4.2 HOLDER'S INTENT. The Holder of this Warrant, by acceptance hereof, represents and warrants to the Company that such Holder is acquiring this Warrant and the Warrant Shares for investment for the Holder's own account and not with a view to, or for resale in connection with, any distribution thereof.

            4.3 TRANSFER. Neither this Warrant nor the Warrant Shares have been registered under the Act, and none of the foregoing may be sold or transferred in whole or in part unless pursuant to an effective registration statement or unless the Holder shall have first given notice to the Company describing such sale or transfer and furnished to the Company an opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the 1933 Act. Certificates representing Warrant Shares purchased hereunder shall bear restrictive legends in conformance with the foregoing.

      5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES FOR SUBDIVISION OR COMBINATION OF COMMON STOCK.

            5.1 ADJUSTMENTS.

                  (1) SUBDIVISION. In the event that the Company at any time or from time to time after the date of this Warrant shall declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), then the Exercise Price in effect immediately prior to such event and the number of Warrant Shares purchasable hereunder shall, concurrently with the effectiveness of such event, be proportionately decreased and increased, respectively.

                  (2) COMBINATION. In the event that at any time or from time to time after the date of this Warrant the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock (by reclassification, reverse split or otherwise), then the Exercise Price in effect immediately prior to such event and the number of Warrant Shares purchasable hereunder shall, concurrently with the effectiveness of such event, be proportionately increased and decreased, respectively.

            5.2 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. In the event of any reorganization or any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or corporations or the conveyance of all or substantially all of the Company's assets to another corporation (except for any such transaction which is treated as a liquidation,

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dissolution or winding up of the Company), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which a holder of the number of remaining Warrant Shares purchasable hereunder would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the exercise of this Warrant.

      6. REGISTRATION RIGHTS.

            6.1 "PIGGYBACK REGISTRATION". If the Company at any time or from time to time proposes to register any of its Common Stock under the Securities Act (other than in connection with: (i) a registration on Form S-4 pertaining to a merger or similar transaction; or (ii) registration on Form S-8, or similar forms) the Company shall request that the managing underwriter (if any) of such underwritten offering include the Warrant Shares (but excluding Warrant Shares which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, or, which could be, in the opinion of Counsel to the Company, publicly sold as of the date in question pursuant to Rule 144 under the Securities Act) (hereinafter defined as "Registrable Stock" for purposes of this
Section 6) in the registration statement for the underwritten offering in such registration. If such managing underwriter agrees to include the Registrable Stock in the registration statement relating to the underwritten offering, the Company shall at such time give prompt written notice to the Holder of its intention to effect such registration and of such Holder's right under such proposed registration, and upon the request of the Holder delivered to the Company within ten (10) days after giving such notice (which request shall specify the Registrable Stock intended to be disposed of by the Holder), the Company shall use its reasonable best efforts to include such Registrable Stock held by the Holder requested to be included in such registration; provided, however, that:

                  (1) if the managing underwriter in such underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Stock requested by the Holder to be included in the registration statement, then distribution of all or a specified portion of the Registrable Stock shall be excluded from such registration statement (in case of an exclusion as to a portion of the Registrable Stock, such portion to be excluded shall be allocated among the Holder and any affiliates of the Company including securities to be registered in such underwritten offering in proportion to the respective number of Registrable Stock and other securities requested to be registered by the Holder and affiliates). In such event the Company shall give the Holder prompt notice of the number of Registrable Stock excluded from such registration

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at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement;

                  (2) the Company may, in its sole discretion and without the consent of the Holder, delay the filing or effectiveness of the registration statement or withdraw such registration statement and abandon the proposed offering in which the Holder had requested to participate, but any abandonment shall not preclude subsequent request for registration pursuant to this Section 6.1.

            6.2 OPTION TO INCLUDE REGISTRABLE STOCK IN OFFERING. The Holder, subject to the provisions of Section 6.1, shall have the option to include any of the Holder's Registrable Stock in the registration statement. The Company shall not be required to include the Holder's Registrable Stock in the registration statement relating to an underwritten offering of the Company's securities unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

            6.3 COOPERATION WITH COMPANY. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

      7. REGISTRATION PROCEDURES.

            7.1 In connection with any registration under Section 6 hereof, the Company agrees as follows:

                  (1) use its reasonable best efforts to cause such registration statement to become effective and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided).

                  (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (3) furnish to each seller of Registrable Stock such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in

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conformity with the requirements of the Securities Act, and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                  (4) use its reasonable best efforts to register and qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the sellers of the Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller of Registrable Stock to consummate the public sale or other disposition in such jurisdictions of the Registrable Stock owned by such seller, except that the Company shall not for any such purpose be required to: (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or be subject to any escrow or other similar conditions; or (ii) take any other actions or submit itself or its directors or officers to any restrictions, obligations or burdens having a material adverse economic effect on it or them;

                  (5) use its reasonable best efforts to list or cause to be quoted such securities on any securities exchange or national quotation service on which any securities of the Company are then listed or quoted, if the listing or quotation of such securities is then permitted under the rules of such exchange or national quotation service;

                  (6) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering; and

                  (7) notify each seller of Registrable Stock and each underwriter under such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            7.2 For purposes of Sections 7.1(1) and 7.1(2) hereof, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby or 30 days (or such other amount of time as determined by the Company in its sole discretion).

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

            7.3 The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying of all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

      8. EXPIRATION OF REGISTRATION RIGHTS. The obligations of the Company to register shares of the Registrable Stock under Section 6 of this Agreement, shall terminate two (2) years after the Effective Date, unless such obligations terminate earlier in accordance with the terms of this Agreement.

      9. EXPENSES. All expenses incurred by the Company in complying with the registration provisions of this Agreement, including, without limitation, all filing fees, printing expenses, fees and disbursements of Company counsel and independent public accounts for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses and expenses of counsel for any Holder of the Registrable Stock, are called "Registration Expenses." All underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Stock, any stock transfer taxes incurred with respect to the sale of Registrable Stock, as well as all fees and expenses of Holder's legal counsel and other advisors, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with each registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the Holder.

      10. INDEMNIFICATION. In the event any Registrable Stock are included in a registration statement pursuant to this Agreement:

            10.1 COMPANY INDEMNITY. To the extent permitted by law, the Company shall indemnify and hold harmless the Holder thereunder, its officers and directors, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall reimburse the Holder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or

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defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon: (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) such Holder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such loss, claim, damage, liability, expense or action.

            10.2 HOLDER INDEMNITY. In the event of a registration of any of Holder's Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and the Holder will indemnify and hold harmless to the extent permitted by law, the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer and director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, liabilities or expenses to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other-wise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any statements or information provided by the Holder to the Company or underwriter in connection with the offer and sale of Registrable Stock. Notwithstanding the foregoing, the amount Holder shall be obligated to indemnify pursuant to this Agreement shall be limited to an amount equal to the proceeds received by Holder of the Registrable Stock sold pursuant to the registration statement which gives rise to such obligation to indemnify.

            10.3 NOTICE; RIGHT TO DEFEND. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a seller of Registrable Stock entitled to

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indemnification hereunder will not relieve the Company of its obligations under this Section 6 unless the Company is actually prejudiced thereby.

            10.4 CONTRIBUTION. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            10.5 SURVIVAL OF INDEMNITY. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Stock by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

      11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Holder under this Warrant, including the rights to cause the Company to register Registrable Securities, may not be assigned without the written prior consent of the Company. In the event of any transfer, the transfer will only be permitted if the transferee agrees to be bound by the provisions of this Warrant.

      12. NOTICES. All notices required hereunder must be in writing and shall be deemed given when telefaxed, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at 516 Paul Morris Drive, Englewood, FL 34223, Attention:
Chief Financial Officer; and if to the Holder, at BestBet Media Group, Inc., 3095 E. Patrick Lane, Suite 1, Las Vegas, Nevada 89120, Attention: Steven W. Meistrich, or such other address of which the Company or Holder has been advised by notice hereunder.

      13. NO RIGHTS AS SHAREHOLDERS. Nothing contained in this Warrant confers or shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

      14. EXCHANGE AND REPLACEMENT OF CERTIFICATE.

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            14.1 This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

            14.2 Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and return and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

      15. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Warrant Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

      16. WITHHOLDING TAXES.

            16.1 Whenever Warrant Shares are to be issued upon the exercise of this Warrant, the Company shall have the right to require the Holder to remit to the Company in cash an amount sufficient to satisfy U.S. federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Warrant Shares.

            16.2 Notwithstanding Section 16.1, at the election of a Holder, subject to the approval of the Board of Directors of the Company, when Warrant Shares are to be issued upon the exercise of this Warrant, the Holder may tender to the Company a number of Warrant Shares, or the Company shall withhold a number of such Warrant Shares, the fair market value of which is sufficient to satisfy the tax requirements, if any, attributable to such exercise or occurrence.

      17. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of laws principles.

      18. SEVERABILITY. If one or more provisions of the Warrant are held to be unenforceable under applicable law, such provision shall be excluded from the Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      19. SUCCESSORS. All of the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors and assigns.

      20. HEADINGS. The headings in this Warrant are intended for convenience only and shall have no substantive effect.

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

      NOW THEREFORE, the Company has caused this Warrant to be signed as of and effective on the date first written above.

                                           SINOFRESH HEALTHCARE, INC.

                                           By: /s/ Charles Fust
                                               -------------------------------
                                           Name:  Charles Fust
                                           Title: Chairman and CEO


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